Exhibit 5(a)

Squire Patton Boggs (US) LLP 200 South Biscayne Boulevard, Suite 4700 Miami, Florida 33131 O +1 305 577 7000 F +1 305 577 7001 squirepattonboggs.com

November 16, 2017

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408
Ladies and Gentlemen:
We have acted as counsel to Florida Power & Light Company, a Florida corporation (the “Company”), in connection with the issuance and sale by the Company of $700,000,000 aggregate principal amount of its First Mortgage Bonds, 3.70% Series due December 1, 2047 (the “Bonds”), issued under the Mortgage and Deed of Trust dated as of January 1, 1944, as the same is supplemented by one hundred and twenty-five indentures supplemental thereto, the latest of which is dated as of November 1, 2017 (such Mortgage as so supplemented being hereinafter called the “Mortgage”) from the Company to Deutsche Bank Trust Company Americas, as Trustee (the “Mortgage Trustee”).
We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333‑205558, 333‑205558‑01 and 333‑205558‑02 (the “Registration Statement”), which Registration Statement was filed jointly by the Company, NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc. with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated July 8, 2015 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated November 13, 2017 (the “Prospectus Supplement”) relating to the Bonds, both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the Mortgage; (4) the corporate proceedings of the Company with respect to the Registration Statement and with respect to the authorization, issuance and sale of the Bonds; and (5) such other corporate records, certificates and other documents (including a receipt executed on behalf of the Company acknowledging receipt of the purchase price for the Bonds) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
Based on the foregoing, we are of the opinion that the Bonds are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

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Florida Power & Light Company November 16, 2017 Page 2	Squire Patton Boggs (US) LLP

In rendering the foregoing opinion, we have assumed that the certificates representing the Bonds conform to specimens examined by us and that the Bonds have been duly authenticated, in accordance with the Mortgage, by the Mortgage Trustee under the Mortgage, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
We hereby consent to the reference to us in the Base Prospectus under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8‑K to be filed with the Commission by the Company on or about November 16, 2017, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is limited to the laws of the States of Florida and New York and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Florida law, Morgan, Lewis & Bockius LLP is hereby authorized to rely upon this opinion as though it were rendered to Morgan, Lewis & Bockius LLP.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
SQUIRE PATTON BOGGS (US) LLP